UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 17, 2014 (June 11, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”) announced that its wholly owned subsidiary, Caesars Operating Escrow LLC (the “Escrow Borrower”), an unrestricted subsidiary under CEOC’s debt agreements, closed on $1,750 million of new term loans (the “B-7 Term Loan”) pursuant to an Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among the Escrow Borrower, Caesars Entertainment Corporation (“CEC”), the lenders party thereto, the Administrative Agent (as defined below), Credit Suisse AG, Cayman Islands Branch, as Escrow Administrative Agent (the “Escrow Administrative Agent”), and the other parties thereto (the “Term B-7 Agreement”). The Escrow Borrower deposited the net proceeds of the B-7 Term Loan into a segregated escrow account and those funds shall remain in such account until the date that certain escrow conditions are satisfied. The funds held in the escrow account will be released to CEOC upon delivery by the Escrow Borrower to the Escrow Administrative Agent of an officer’s certificate certifying that, prior to or concurrently with the release of funds from the escrow account, the relevant escrow release conditions have been satisfied (the “Escrow Release Date”). The escrow conditions with respect to the initial $1,450 million of B-7 Term Loans to be released and with respect to the additional $300 million of B-7 Term Loans to be subsequently released include, among others, the receipt of all required regulatory approvals and, with respect to the subsequent release, the effectiveness of the amendment to the Credit Facilities referred to in CEOC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014. Upon the Escrow Release Date, the B-7 Term Loans will be assumed by CEOC and will become incremental term loans governed by and incorporated into CEOC’s Second Amended and Restated Credit Agreement, dated as of March 1, 2012 (the “Credit Facilities”), among CEOC, as borrower, CEC, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agreement (the “Administrative Agent”).

The B-7 Term Loan has a maturity of January 28, 2018; provided that if the aggregate principal amount of CEOC’s 11.25% Senior Secured Notes due 2017 outstanding on April 14, 2017 exceeds $250.0 million, the B-7 Term Loan will mature on April 14, 2017.

The Escrow Borrower granted to the Escrow Administrative Agent, for the benefit of the lenders of the B-7 Term Loan, a first priority security interest in the escrow account.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 is incorporated by reference herein into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 17, 2014, CEC issued a press release announcing that its subsidiary, CEOC, has amended its previously announced cash tender offers for any and all of its 5.625% Senior Notes due 2015 (the “5.625% Notes”) and any and all of its 10.00% Second-Priority Senior Secured Notes due 2015 (the “10.00% Notes”), subject to financing and other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Caesars Entertainment’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Other Events.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Text of press release dated June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: June 17, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release dated June 17, 2014.